Exhibit 99.1

For more information, contact:

Investors:

Corey Kinger

VP Investor Relations

corey.kinger@ww.com

Media:

Nicole Penn

VP Corporate Communications

nicole.penn@ww.com

WW Announces First Quarter 2021 Results and Continued Strong Digital Subscriber Growth

•	Q1 2021 End of Period Subscribers of 5.0 million

•	Q1 2021 End of Period Digital Subscribers up 16% year-over-year to an all-time high of 4.2 million

•	Q1 2021 Revenues of $332 million

•	Q1 2021 Gross Margin of 58%; excluding one-time charges, Q1 2021 adjusted gross margin increased over 700 basis points year-over-year to 60%

NEW YORK (May 5, 2021) – WW International, Inc. (NASDAQ: WW) today announced its results for the first quarter of fiscal 2021.

“WW had a strong start to the year, ending Q1 with 5.0 million subscribers, record Digital subscribers, and member retention remaining at an all-time high of over 10 months,” said Mindy Grossman, the Company’s President and CEO. “Today, we are the world’s leading weight loss and wellness digital subscription platform with multiple membership verticals and diverse revenue streams, creating a healthier, more profitable and more sustainable business model. Our continued digital transformation to a personalized, technology experience company was clearly evident in our first quarter results with our high-margin Digital membership growth driving performance and positioning us for subscriber, revenue and profit growth over the balance of 2021.”

Amy O’Keefe, the Company’s CFO, said, “Our first quarter performance was ahead of our expectations, with margin expansion driven by Digital growth and continued cost management in our Workshops business. In addition, our recent refinancing has further strengthened our balance sheet and significantly lowered our interest rates. As the world reopens, we will continue to take decisive actions to capitalize on consumer trends, flex our cost structure to meet demand, and position WW for accelerated momentum.”

Q1 2021 Consolidated Results

	Three Months Ended			% Change Adjusted for
(in millions except percentages and per share amounts)	April 3, 2021	March 28, 2020	% Change	Constant Currency(1)
Subscription Revenues, net	$279.8	$324.7	(13.8%)	(16.5%)
Product Sales and Other, net	52.0	75.7	(31.3%)	(33.4%)

Revenues, net	$331.8	$400.4	(17.1%)	(19.7%)
Gross Profit	$193.4	$211.0	(8.3%)	(11.8%)
Adjustments
2021 Restructuring Charges	5.2	—

Adjusted Gross Profit(1)	$198.6	$211.0	(5.9%)	(9.3%)
Operating Income	$2.8	$24.9	(88.6%)	(97.4%)
Adjustments
2021 Restructuring Charges	5.5	—
Goodwill Impairment	—	3.7

Adjusted Operating Income(1)	$8.4	$28.5	(70.7%)	(78.3%)
Net Loss*	($18.2)	($6.1)	(200.6%)	(227.0%)
EPS	($0.26)	($0.09)	(193.5%)	(219.2%)
Total Paid Weeks	63.1	65.4	(3.5%)	N/A
Digital(2) Paid Weeks	53.5	46.2	15.8%	N/A
Workshops + Digital(3) Paid Weeks	9.6	19.2	(50.1%)	N/A
End of Period Subscribers(4)	5.0	5.0	(1.5%)	N/A
Digital Subscribers	4.2	3.6	16.0%	N/A
Workshops + Digital Subscribers	0.7	1.4	(47.1%)	N/A

Note: Totals may not sum due to rounding.

(1)	See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.
(2)	“Digital” refers to providing subscriptions to the Company’s digital product offerings, including Digital 360 and Personal Coaching + Digital.
(3)

“Workshops + Digital” (formerly known as “Studio + Digital”) refers to providing unlimited access to the Company’s workshops combined with the Company’s digital subscription product offerings to commitment plan subscribers. It also includes the provision of access to workshops for members who do not subscribe to commitment plans, including the Company’s “pay-as-you-go” members.

(4)	“Subscribers” refers to Digital subscribers and Workshops + Digital subscribers who participate in recur bill programs in Company-owned operations.

*	Except in the case of the financials attached to this release, “Net Loss” refers to Net Loss attributable to WW International, Inc.

Q1 2021 Business and Financial Highlights

•

End of Period Subscribers in Q1 2021 were down 1.5% versus the prior year period, driven by declines in End of Period Workshops + Digital subscribers, partially offset by increases in End of Period Digital Subscribers in all major geographic markets. Q1 2021 End of Period Digital Subscribers were up 16.0% and End of Period Workshops + Digital Subscribers were down 47.1% versus the prior year period.

•

Total Paid Weeks in Q1 2021 were down 3.5% versus the prior year period, driven by declines in Workshops + Digital Paid Weeks, partially offset by increases in Digital Paid Weeks in all major geographic markets. Q1 2021 Digital Paid Weeks increased 15.8% and Workshops + Digital Paid Weeks decreased 50.1% versus the prior year period.

•	Revenues in Q1 2021 were $331.8 million. On a constant currency basis, Q1 2021 revenues decreased 19.7% versus the prior year period.

¡

Subscription Revenues in Q1 2021 were $279.8 million. On a constant currency basis, these revenues decreased 16.5% versus the prior year period, primarily driven by declines in Workshops + Digital Fees as a result of the closure of studios and reduced operations related to COVID-19.

¡

Product Sales and Other in Q1 2021 were $52.0 million. On a constant currency basis, these revenues decreased 33.4% versus the prior year period, primarily driven by declines in product sales as a result of the closure of studios and reduced operations related to COVID-19.

•

Gross Profit in Q1 2021 was $193.4 million. Adjusted gross profit in Q1 2021 was $198.6 million, which excluded $5.2 million in charges associated with the Company’s 2021 organizational restructuring plan. Gross profit in Q1 2020 was $211.0 million.

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Gross Margin in Q1 2021 was 58.3%. Adjusted gross margin was 59.9%, up from 52.7% in the prior year period driven primarily by a mix shift to the Company’s higher margin Digital business and cycling against the net profit from the WW Presents: Oprah’s 2020 Vision tour.

•

Operating Income in Q1 2021 was $2.8 million. Adjusted operating income in Q1 2021, which excluded $5.5 million in charges associated with the Company’s 2021 organizational restructuring plan, was $8.4 million. Operating income in Q1 2020 was $24.9 million. Adjusted operating income in Q1 2020, which excluded the $3.7 million goodwill impairment charge related to the decision to shift to an exclusively Digital business in Brazil, was $28.5 million.

•	Effective Tax Rate in Q1 2021 was 30.0%, compared to 9.7% in the prior year period.

•	Net Loss in Q1 2021 was $18.2 million compared to a net loss of $6.1 million in the prior year period.

•	Net loss per fully diluted share in Q1 2021 was $0.26 compared to a loss of $0.09 in the prior year period.

¡	Certain items affect year-over-year comparability.

◾	Q1 2021 results included a $5.5 million restructuring charge, which negatively impacted earnings per fully diluted share by $0.06.

◾	Q1 2020 results included a $3.7 million goodwill impairment charge related to the Company’s Brazil operations, which negatively impacted earnings per fully diluted share by $0.05.

Other Items

•	Cash balance as of April 3, 2021 was $113.3 million. On that same date, the Company had no outstanding borrowings under its $175 million revolving credit facility.

•

2021 Restructuring Plan: The Company has revised the cost of its previously disclosed 2021 restructuring plan to approximately $11.0 million in fiscal 2021 from its prior estimate of approximately $18.0 million in fiscal 2021. The plan is related to strategic cost reductions to its global Workshops + Digital operations to adjust to anticipated consumer demand.

First Quarter 2021 Conference Call and Webcast

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, Mindy Grossman, President and Chief Executive Officer, Nicholas Hotchkin, Chief Operating Officer, and Amy O’Keefe, Chief Financial Officer, will discuss the first quarter of fiscal 2021 results and answer questions from the investment community.

The live webcast of the conference call will be available on the Company’s corporate website, corporate.ww.com, in the Investors section under Presentations and Events. Supplemental investor materials will also be available in the same location prior to the start of the webcast. A replay of the webcast will be available on this site for approximately 90 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release and today’s scheduled conference call:

To supplement the Company’s consolidated results presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. Gross profit, gross profit margin, operating income, operating income margin, and selling, general and administrative expenses are discussed both as reported (on a GAAP basis) and as adjusted (on a non-GAAP basis), as applicable, with respect to the first quarter of fiscal 2021 to exclude the impact of charges associated with the Company’s 2021 organizational restructuring plan and with respect to the first quarter of fiscal 2020 to exclude the impact of the impairment charge for the Company’s goodwill related to its Brazil operations. The Company also presents in the attachments to this release the non-GAAP financial measures earnings before interest, taxes, depreciation, amortization and stock-based compensation (“EBITDAS”), earnings before interest, taxes, depreciation, amortization, stock-based compensation, restructuring charges and goodwill impairment (“Adjusted EBITDAS”), net debt, and a net debt to Adjusted EBITDAS ratio. In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. The Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and are useful for period-over-period comparisons of the performance of the Company’s business. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” attached to this release and reconciliations, if any, included elsewhere in this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

About WW International, Inc.

WW (formerly Weight Watchers) is a human-centric technology company powered by the world’s leading commercial weight management program. As a global wellness company, we inspire millions of people to adopt healthy habits for real life. Through our comprehensive digital app, expert Coaches and engaging experiences, members follow our proven, sustainable, science-based program focused on food, activity, mindset and sleep. Leveraging nearly six decades of expertise in nutritional and behavioral change science, providing real human connection and building inspired communities, our purpose is to democratize and deliver holistic wellness for all. To learn more about the WW approach to healthy living, please visit ww.com. For more information about our global business, visit our corporate website at corporate.ww.com.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, revenue and earnings guidance and any statements about the Company’s plans, strategies, objectives, and prospects and the impact of the COVID-19 virus. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: the impact of the global outbreak of the COVID-19 virus on the Company’s business and liquidity and on the business environment and markets in which the Company operates; competition from other weight management and wellness industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s failure to continue to retain and grow its subscriber base; the Company’s ability to continue to develop new, innovative services and products and enhance its existing services and products or the failure of its services, products or brands to continue to appeal to the market, or the Company’s ability to successfully expand into new channels of distribution or respond to consumer trends; the ability to successfully implement strategic initiatives; the effectiveness of the Company’s advertising and marketing programs, including the strength of its social media presence; the impact on the Company’s reputation of actions taken by its franchisees, licensees, suppliers and other partners; the recognition of asset impairment charges; the loss of key personnel, strategic partners or consultants or failure to effectively manage and motivate the Company’s workforce; the inability to renew certain of the Company’s licenses, or the inability to do so on terms that are favorable to the Company; the expiration or early termination by the Company of leases; uncertainties related to a downturn in general economic conditions or consumer confidence; the Company’s ability to successfully make acquisitions or enter into joint ventures, including its ability to successfully integrate, operate or realize the anticipated benefits of such businesses; the seasonal nature of the Company’s business; the impact of events that discourage or impede people from gathering with others or accessing resources; the Company’s failure to maintain effective internal control over financial reporting; the impact of the Company’s substantial amount of debt, debt service obligations and debt covenants, and the Company’s exposure to variable rate indebtedness; the ability to generate sufficient cash to service the Company’s debt and satisfy its other liquidity requirements; uncertainties regarding the satisfactory operation of the Company’s technology or systems; the impact of data security breaches or privacy concerns, including the costs of compliance with evolving privacy laws and regulations; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; risks and uncertainties associated with the Company’s international operations, including regulatory, economic, political, social, intellectual property and foreign currency risks; the outcomes of litigation or regulatory actions; the impact of existing and future laws and regulations; the possibility that the interests of Artal Group S.A., the largest holder of the Company’s common stock and a shareholder with significant influence over the Company, will conflict with the Company’s interests or the interests of other holders of the Company’s common stock; the impact that the sale of substantial amounts of the Company’s common stock by existing large shareholders, or the perception that such sales could occur, could have on the market price of the Company’s common stock; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the United States Securities and Exchange Commission (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at corporate.ww.com).

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

UNAUDITED

	April 3, 2021	January 2, 2021

ASSETS
Cash and cash equivalents	$113,313	$165,887
Other current assets	137,863	133,305

TOTAL CURRENT ASSETS	251,176	299,192
Property and equipment, net	46,893	51,935
Operating lease assets	108,138	119,102
Goodwill, franchise rights and other intangible assets, net	1,001,620	981,176
Other assets	28,547	29,769

TOTAL ASSETS	$1,436,374	$1,481,174

LIABILITIES AND TOTAL DEFICIT
Portion of long-term debt due within one year	$77,000	$77,000
Portion of operating lease liabilities due within one year	24,045	28,551
Other current liabilities	226,281	234,548

TOTAL CURRENT LIABILITIES	327,326	340,099
Long-term debt	1,391,019	1,408,800
Long-term operating lease liabilities	93,552	101,561
Deferred income taxes, other	180,255	178,925

TOTAL LIABILITIES	$1,992,152	$2,029,385

Shareholders’ deficit	(555,778)	(548,211)

TOTAL LIABILITIES AND TOTAL DEFICIT	$1,436,374	$1,481,174

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended
	April 3, 2021	March 28, 2020
Subscription revenues, net (1)	$279,820	$324,657
Product sales and other, net (2)	51,976	75,704

Revenues, net	331,796	400,361

Cost of subscription revenues (3)	99,103	135,566
Cost of product sales and other	39,258	53,804

Cost of revenues	138,361	189,370

Gross profit	193,435	210,991
Marketing expenses	116,933	117,933
Selling, general and administrative expenses	73,671	64,526
Goodwill impairment	—	3,665

Operating income	2,831	24,867
Interest expense	29,123	31,551
Other (income) expense, net	(237)	24

Loss before income taxes	(26,055)	(6,708)
Benefit from income taxes	(7,828)	(651)

Net loss	(18,227)	(6,057)
Net income attributable to the noncontrolling interest	—	(6)

Net loss attributable to WW International, Inc.	$(18,227)	$(6,063)

Loss Per Share attributable to WW International, Inc.
Basic	$(0.26)	$(0.09)

Diluted	$(0.26)	$(0.09)

Weighted average common shares outstanding:
Basic	69,084	67,436

Diluted	69,084	67,436

Note: Totals may not sum due to rounding.

(1)

Consists of net “Digital Subscription Revenues” and net “Workshops + Digital Fees” (formerly known as “Studio + Digital Fees”). “Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including Digital 360 and Personal Coaching + Digital. “Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.

(2)

Consists of sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues, and franchise fees with respect to commitment plans and royalties.

(3)	Consists of cost of revenues and operating expenses for the Company’s Digital and Workshops + Digital services.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

	Three Months Ended
	April 3,	March 28,	Variance
	2021	2020
Digital Paid Weeks (1)
North America	33,471	29,420	13.8%
CE	15,549	12,960	20.0%
UK	3,398	2,881	17.9%
Other (2)	1,086	943	15.2%

Total Digital Paid Weeks	53,505	46,205	15.8%

Workshops + Digital Paid Weeks (1)
North America	6,669	12,964	(48.6%)
CE	1,521	3,016	(49.6%)
UK	1,040	2,614	(60.2%)
Other (2)	339	593	(42.8%)

Total Workshops + Digital Paid Weeks	9,569	19,187	(50.1%)

Total Paid Weeks (1)
North America	40,140	42,384	(5.3%)
CE	17,070	15,976	6.8%
UK	4,438	5,496	(19.2%)
Other (2)	1,425	1,536	(7.2%)

Total Paid Weeks	63,074	65,392	(3.5%)

End of Period Digital Subscribers (3)
North America	2,631	2,311	13.8%
CE	1,238	1,032	19.9%
UK	267	221	21.0%
Other (2)	82	72	13.2%

Total End of Period Digital Subscribers	4,217	3,636	16.0%

End of Period Workshops + Digital Subscribers (3)
North America	530	940	(43.6%)
CE	111	231	(51.8%)
UK	73	183	(60.1%)
Other (2)	25	44	(42.3%)

Total End of Period Workshops + Digital Subscribers	739	1,398	(47.1%)

Total End of Period Subscribers (3)
North America	3,161	3,251	(2.8%)
CE	1,349	1,263	6.8%
UK	340	404	(15.8%)
Other (2)	107	116	(7.8%)

Total End of Period Subscribers	4,957	5,034	(1.5%)

Note: Totals may not sum due to rounding.

(1)

The “Paid Weeks” metric reports paid weeks by WW customers in Company-owned operations for a given period as follows: (i) “Digital Paid Weeks” is the total paid subscription weeks for the Company’s digital subscription products (including Digital 360 and Personal Coaching + Digital); (ii) “Workshops + Digital Paid Weeks” (formerly known as “Studio + Digital Paid Weeks”) is the sum of total paid commitment plan weeks which include workshops and digital offerings and total “pay-as-you-go” weeks; and (iii) “Total Paid Weeks” is the sum of Digital Paid Weeks and Workshops + Digital Paid Weeks.

(2)	Represents Australia, New Zealand and emerging markets.
(3)

The “End of Period Subscribers” metric reports WW subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Digital Subscribers” is the total number of Digital, including Digital 360 and Personal Coaching + Digital, subscribers; (ii) “End of Period Workshops + Digital Subscribers” (formerly known as “End of Period Studio + Digital Subscribers”) is the total number of commitment plan subscribers that have access to combined workshops and digital offerings; and (iii) “End of Period Subscribers” is the sum of End of Period Digital Subscribers and End of Period Workshops + Digital Subscribers.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

					Q1 2021 Variance
						2021
						Constant
	Q1 2021			Q1 2020	2021	Currency
		Currency	Constant		vs	vs
	GAAP	Adjustment	Currency	GAAP	2020	2020
Selected Financial Data
Consolidated Company Revenues	$331,796	$(10,398)	$321,398	$400,361	(17.1%)	(19.7%)
Consolidated Digital Subscription Revenues (1)	$206,062	$(7,031)	$199,031	$174,545	18.1%	14.0%
Consolidated Workshops + Digital Fees (2)	$73,758	$(1,781)	$71,977	$150,112	(50.9%)	(52.1%)
Consolidated Subscription Revenues (3)	$279,820	$(8,812)	$271,008	$324,657	(13.8%)	(16.5%)
Consolidated Product Sales and Other (4)	$51,976	$(1,586)	$50,390	$75,704	(31.3%)	(33.4%)

North America
Digital Subscription Revenues (1)	$132,090	$(532)	$131,558	$116,349	13.5%	13.1%
Workshops + Digital Fees (2)	$54,904	$(163)	$54,741	$112,843	(51.3%)	(51.5%)
Subscription Revenues (3)	$186,994	$(696)	$186,298	$229,192	(18.4%)	(18.7%)
Product Sales and Other (4)	$34,321	$(138)	$34,183	$54,514	(37.0%)	(37.3%)
Total Revenues	$221,315	$(833)	$220,482	$283,706	(22.0%)	(22.3%)
CE
Digital Subscription Revenues (1)	$58,915	$(5,146)	$53,769	$46,638	26.3%	15.3%
Workshops + Digital Fees (2)	$10,940	$(955)	$9,985	$21,519	(49.2%)	(53.6%)
Subscription Revenues (3)	$69,855	$(6,100)	$63,755	$68,157	2.5%	(6.5%)
Product Sales and Other (4)	$12,041	$(1,035)	$11,006	$11,833	1.8%	(7.0%)
Total Revenues	$81,896	$(7,135)	$74,761	$79,990	2.4%	(6.5%)
UK
Digital Subscription Revenues (1)	$9,809	$(712)	$9,097	$7,576	29.5%	20.1%
Workshops + Digital Fees (2)	$5,169	$(371)	$4,798	$11,129	(53.6%)	(56.9%)
Subscription Revenues (3)	$14,978	$(1,082)	$13,896	$18,705	(19.9%)	(25.7%)
Product Sales and Other (4)	$4,089	$(273)	$3,816	$6,323	(35.3%)	(39.7%)
Total Revenues	$19,067	$(1,356)	$17,711	$25,028	(23.8%)	(29.2%)
Other (5)
Digital Subscription Revenues (1)	$5,248	$(641)	$4,607	$3,982	31.8%	15.7%
Workshops + Digital Fees (2)	$2,745	$(293)	$2,452	$4,621	(40.6%)	(46.9%)
Subscription Revenues (3)	$7,993	$(934)	$7,059	$8,603	(7.1%)	(17.9%)
Product Sales and Other (4)	$1,525	$(133)	$1,392	$3,034	(49.7%)	(54.1%)
Total Revenues	$9,518	$(1,067)	$8,451	$11,637	(18.2%)	(27.4%)

Note: Totals may not sum due to rounding.

(1)	“Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including Digital 360 and Personal Coaching + Digital.
(2)	“Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.
(3)	“Subscription Revenues” equal “Digital Subscription Revenues” plus “Workshops + Digital Fees”.
(4)

“Product Sales and Other” are sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues, and, in the case of the consolidated financial results and Other reportable segment, franchise fees with respect to commitment plans and royalties.

(5)	Represents Australia, New Zealand, emerging markets and franchise revenues.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

											Q1 2021 Variance
													2021 Constant Currency
												2021		2021
	Q1 2021							Q1 2020				Adjusted		Adjusted
							Adjusted				2021	vs	2021	vs
					Currency	Constant	Constant				vs	2020	vs	2020
	GAAP	Adjustment		Adjusted	Adjustment	Currency	Currency	GAAP	Adjustment (4)	Adjusted	2020	Adjusted	2020	Adjusted
Selected Financial Data
Gross Profit	$193,435	$5,202	(1)	$198,637	$(7,245)	$186,190	$191,392	$210,991	$—	$210,991	(8.3%)	(5.9%)	(11.8%)	(9.3%)
Gross Margin	58.3%			59.9%		57.9%	59.5%	52.7%		52.7%

Selling, General and Administrative Expenses	$73,671	$(337	)(2)	$73,334	$(1,203)	$72,468	$72,132	$64,526	$—	$64,526	14.2%	13.7%	12.3%	11.8%

Operating Income	$2,831	$5,539	(3)	$8,370	$(2,192)	$639	$6,177	$24,867	$3,665	$28,532	(88.6%)	(70.7%)	(97.4%)	(78.3%)
Operating Income Margin	0.9%			2.5%		0.2%	1.9%	6.2%		7.1%

Note: Totals may not sum due to rounding.

(1)	Excludes $5,202 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan.
(2)	Excludes $337 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan.
(3)

Excludes the $5,202 and $337 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively.

(4)	Excludes the impairment charge of $3,665 for the Company’s goodwill related to its Brazil operations.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS)

UNAUDITED

	Three Months Ended
	April 3, 2021	March 28, 2020
Net Loss	$(18,227)	$(6,063)
Interest	29,123	31,551
Taxes	(7,828)	(651)
Depreciation and Amortization	11,925	12,211
Stock-based Compensation	5,341	3,965

EBITDAS	$20,334	$41,013
2021 Restructuring Charges (1)	5,538	—
Goodwill Impairment (2)	—	3,665

Adjusted EBITDAS	$25,872	$44,678

Note: Totals may not sum due to rounding.

(1)	Charges associated with the Company’s previously disclosed 2021 organizational restructuring plan.
(2)	Impairment charge of the Company’s goodwill related to its Brazil operations.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT RATIO)

UNAUDITED

	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Trailing Twelve Months
Net Debt to Adjusted EBITDAS
Net Income (Loss)	$14,006	$54,525	$12,611	$(18,227)	$62,915
Interest	30,995	29,735	31,030	29,123	120,883
Taxes	5,592	8,604	3,916	(7,828)	10,284
Depreciation and Amortization	12,771	12,420	12,598	11,925	49,714
Stock-based Compensation	38,686	6,029	6,333	5,341	56,388

EBITDAS	$102,049	$111,313	$66,487	$20,334	$300,184

2021 Restructuring Charges (1)	—	—	—	5,538	5,538
2020 Restructuring Charges (2)	11,209	2,251	19,632	—	33,092

Adjusted EBITDAS	$113,258	$113,564	$86,120	$25,872	$338,814

Total Debt					$1,468,019
Less: Cash					113,313

Net Debt					$1,354,706

Net Debt to Adjusted EBITDAS					4 X

Note: Totals may not sum due to rounding.

(1)	Charges associated with the Company’s previously disclosed 2021 organizational restructuring plan.
(2)	Charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.